Filed Pursuant to Rule 424(b)(5)

Registration No. 333-213221

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion) (To Prospectus dated August 29, 2016)	Dated September 15, 2016

Shares of Common Stock

SITO Mobile, Ltd.

We are offering          shares of common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO.” On September 14, 2016, the last reported sales price for our common stock was $4.62 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) See “Underwriting” for additional disclosure regarding underwriting discounts, commissions and estimated offering expenses.

The Company has granted to the underwriters an option to purchase up to             additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days.

Delivery of the shares of common stock to the investors in book-entry form through the facilities of The Depository Trust Company is expected to be made on or about September     , 2016.

Sole Book-Running Manager

Cowen and Company

Co-Managers

Craig-Hallum Capital Group                  Maxim Group LLC

September      , 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, “SITO”, “SITO Mobile,” the “Company,” “we,” “our” or “us” refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries.

S-i

FORWARD-LOOKING INFORMATION

The prospectus and this prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation;

●	our ability to protect or monetize our intellectual property; and

●	the effects of competition.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-5, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

ABOUT SITO MOBILE

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

Our rebranding as SITO Mobile in September 2014 followed a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity was intended to reinforce our emphasis on SITO’s mobile engagement platform and data driven solutions that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings and launches enhancements to location-based advertising products, such as Verified Walk-in and Real-time Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates, to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising – Deliver display advertisements and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to mobile applications.

●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.

●	Real-time Verified Walk-In (“VWI”) – a proprietary technology that enhances how brands measure and optimize mobile advertising campaigns by reporting attribution and performance measurements to clients in real-time to help marketers make informed campaign decisions and appropriate adjustments to optimize campaign performance mid-campaign.

●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.

●	Analytics and Optimization – Culling and building measurement system used to track metrics such as user demographics, psychographics, Cost Per Thousand Ad Impressions Served (“CPM”), click-throughs and time of engagement.

SITO Mobile Messaging – Platform for building and controlling tailored programs including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers;

●	Builds customer loyalty;

●	Drives consumer interaction to increase sales; and

●	Everywhere – a portal/platform where customers can manage their own campaigns and can tailor to regions and products.

We reported net losses of $445,441 and $1,375,871 for the six months ended June 30, 2016 and June 30, 2015, respectively. We reported net losses of $4,528,193 and $4,510,514 for the years ended September 30, 2015 and September 30, 2014, respectively. We have an accumulated deficit of $139,820,266 as of June 30, 2016.

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Principal Products and Services

Location Based Advertising – We use location-based mobile advertising including geo-fencing, verified walk-ins and behavioral targeting with analytics and optimization for the client. “Geo-fencing” targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to mobile applications (“apps”) and mobile websites in real-time. Analytics and optimization allow clients to measure campaign performance and insight into key metrics, with a measurement system to track key metrics like user demographics, psychographics, CPM, click-throughs and time of engagement. We also offer a mobile messaging platform for building and controlling tailored Customer Relationship Management (“CRM”) programs using text messaging and voice calls. This enables marketers to develop the most intimate, direct digital channel to their customers. Our platform allows brands to access the right audiences at the right time in the key locations ultimately driving traffic and sales.

Our Real-time VWI product gives our advertising clients transparency into marketing campaign performance along with immediate and actionable reporting that enables them to make more timely and better informed decisions on campaign optimization. Our Real-time VWI product is capable of enabling consumers with both display and video ad formats. Our location-based mobile advertising products give marketers the tailored audience targeting and Real-time Walk-in attribution measurements that verify that the video or display ad was delivered and viewed and then show, in real time, when the video or display ad drove foot traffic into the advertisers’ stores. By upgrading to our Real-time VWI solution, mobile video advertisers achieve more timely visibility into their video campaign effectiveness, and ultimately, may gain more confidence in the effectiveness of their spending on premium video ads.

According to a report released by eMarketer, mobile advertising will account for the vast majority of growth in the global ad market over the next four years. New projections highlight the importance of digital devices in the world's advertising industry, the growth of which is projected to come primarily through mobile phones. Of the more than $150 billion in global ad market growth projected through 2018, $118 billion is expected to be derived from mobile advertising.

We provide a product to deliver location based mobile advertisements directly to consumers’ smartphones for retailers and advertisers. We have found that by combining multiple real time bidding networks with our ability to serve coupons, ads and promotions at times and places when consumers are most interested, we can create relevant content for consumers. We enable advertisers to deliver targeted ads in mobile apps to the smartphones of people within close proximity (approximately 15 feet) of a specific location. We launched this product in December 2013. Our revenue from this product is driven by our sales of mobile advertising campaigns that feature banner ads on mobile devices. Our revenue is based on the same key media metrics as Internet advertising, which are the number of audience impressions and the CPM price to reach that audience. We enable advertisers to reach highly targeted audiences at CPM prices that are significantly below CPM prices for print and Internet advertising.

Messaging and Notifications – Our Short Message Service (SMS) gateway is a channel for retailers to communicate with their brand loyalists on a very personal level. This is accomplished through integration with the client’s CRM database. With such integration, retailers are able to send targeted mobile coupons and transactional messages based on a shopper’s CRM profile. Targeted mobile coupons can be sent based on past purchase behaviors making the content relevant and timely to a shopper. Transactional messages can add another layer of value by sending shipping and order pick-up alerts, as well as notifications for reorders, layaway and new product releases. Our SMS uses short messages that are accepted in the mobile marketplace.

Competition

The mobile media and data communications market for products and services continues to be competitive with the rapid growth and adoption of mobile data services, along with the increased demand for mobile marketing and advertising solutions.

We believe we have a unique offering of services and technology that will provide us with a competitive edge. However, some of our competitors are more established, benefit from greater name recognition, have larger customer bases and have greater financial, technical and marketing resources. Other competitors have proprietary technologies that differentiate their product and service offerings from our product and service offerings. As a result of these competitive advantages, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands, products and services, and make more attractive offers to potential customers.

 We compete with publicly traded companies providing similar service offerings to ours, including Facebook (FB), Twitter (TWTR), Tube-Mogul (TUBE), Voltari (VLTC), and Mobivity (MFON) and private companies, including Ninth Decimal, PlaceIQ, xAd, Verve, ThinkNear, OpenMarket and Twilio.

We expect new market entrants, existing competitors and nontraditional players to introduce new products and services that compete with our products. Additionally, we face the risk that our customers may seek to develop in-house products as an alternative to those currently being provided by us.

Intellectual Property Development

Patents and Licenses for Operations

We currently hold rights to multiple purchased and developed patents relating to certain aspects of accessing information on a mobile device, sending information to and between mobile devices, advertising and media streaming. We believe the ownership of such patents is an important factor in our existing and future business. We have 29 patents issued from May 1998 to May 2016 in the United States.

We regularly file patent applications to protect innovations arising from our research, development and design, and are currently pursuing multiple patent applications. Over time, we have accumulated a portfolio of issued patents primarily in the U.S. No single patent is solely responsible for protecting our systems and services. We believe the duration of our patents is adequate relative to the expected lives of our systems and services.

Because of technological changes in the industries in which we compete, current extensive patent coverage, and the rapid rate of issuance of new patents, it is possible that certain components of our systems and services may unknowingly infringe existing patents or intellectual property rights of others.

Patent Portfolio Development, Protection and Licensing.

Our portfolio of intellectual property, comprised of the 29 patents referred to above, represents our many years of innovation in the wireless industry through U.S. patented technology developed by us, including new and amended patents granted to us by the U.S. Patent and Trademark Office as well as patented technology we purchased from Microsoft and others.

We established a separate subsidiary, SITO Mobile Solutions R&D IP, LLC, dedicated to the monetization of these assets, primarily through licensing. The patents cover three broad categories:

●

Digital Video and Audio Streaming and Advertising - these patents related to Over the Top (“OTT”) streaming services and protocols (e.g. HLS, MPEG DASH) as well as the notion of dynamic advertising insertion into these streams and the billing and tracking of ad-revenues thereof.

●

Sending Information to and Between Mobile Devices - these patents relate to over-the-air provisioning of smartphones and mobile devices such that the customer, when transitioning over to new phones or modifying existing phones, can highly customize their phones, from carrier plan to interface to smartphone design features to content and form of delivery. While still an emerging market, carriers, under duress from governments worldwide, are unlocking carrier plans and it is expected in the short-term that consumers will be able to go online and pick their carrier plan of choice. We have patents in this area as well as smartphone back-up and synchronization patents that make up our mobility portfolio.

●

Accessing Information on a Mobile Device - this group of patents relates to features that offer users improved effectiveness in accessing information on a mobile device, whether content or services or advertising solutions. This includes everything from abbreviated dial codes for rapid access to services to providing ads and coupons to these links through to more efficient user interface features. This category of patents will be primarily used for defensive purposes. Our patent litigation with Zoove Corporation, in which, in 2013, we settled a complaint we brought against Zoove Corporation for patent infringement, involved patents in this category.

In October 2014, pursuant to the Fortress Agreement (see “Risk Factors—Risks Relating to our Business-- We may be unable to comply with the liquidity covenant in the Fortress Agreement”), we granted a security interest in all of our assets, including our entire portfolio of patents, to secure $10,000,000 in senior secured notes (the “Notes”) issued by the Company to Fortress Credit Co. LLC (“Fortress”), and we entered into an intellectual property revenue sharing agreement that provides for proceeds from the sale or licensing of our patents to be used to reduce the outstanding borrowings from Fortress and for Fortress to receive a portion of the proceeds once all outstanding borrowings are repaid.

Government Regulation

We provide value-added and enabling platforms for carrier-based distribution of various software and media content, as well as notifications and other communications. Applicable regulations are primarily under the Federal Communications Commission and related to the operations policies and procedures of the wireless communications carriers. Messaging is regulated by, among other things, the Telephone Consumer Protection Act and safeguarding personal health information, moreover, is regulated by, among other things, the Privacy Rule of the Health Insurance Portability and Accountability Act. Given the growing and dynamic evolution of digital wireless products that can be offered to consumers over a wireless communication network, regulators could impose rules, requirements and standards of conduct on third-party content and infrastructure providers such as us. We are not currently aware of any pending regulations that would materially impact our operations.

THE OFFERING

Securities we are offering	shares of common stock

Common stock to be issued and outstanding after the offering	shares

Listing	Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO”.

Over-Allotment Option	The Company has granted to the underwriters an option to purchase up to additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days.

Use of proceeds

We estimate the net proceeds to the Company from this offering will be approximately $             million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for repayment of approximately $4.4 million in debt incurred under the Fortress Agreement, and for general corporate purposes, including expanding our products and investments in our infrastructure, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds.”

Lock-Ups	We and our executive officers, directors and certain other stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering.

Risk factors	You should carefully consider the information in “Risk Factors” beginning on page S-5 of this prospectus supplement when making a decision to invest in our securities.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 17,488,303 shares of common stock issued and outstanding as of September 14, 2016 and excludes, as of that date, 1,936,668 shares of our common stock issuable upon exercise of stock options at a weighted average exercise price of $3.91 per share.

RISK FACTORS

Any investment in our common stock involves a high degree of risk, including the risks described below. Before purchasing our common stock, you should carefully consider the risk factors set forth below, as well as all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including our consolidated financial statements and the related notes contained in our most recent Transition Report on Form 10-KT, Annual Report on Form 10-K/A, and Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC, before deciding whether to invest in our common stock.  Our business, financial condition and results of operations could suffer, and the trading price of our stock could decline, and you could lose all or part of your investment, as a result of these risks. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled “Forward-Looking Information.”

Risks Relating to our Business

We have a history of operating losses.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a consolidated net loss of $445,441 for the six months ended June 30, 2016 and consolidated net losses for all prior periods that has resulted in our having an accumulated deficit of $139,820,266 as of June 30, 2016. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress the price of our stock.

We may need to raise additional capital to meet our business requirements in the future. Capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

Given our plans and expectations that we may need additional capital, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

Furthermore, any additional debt or equity or other financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operations if we do not generate sufficient revenues from operations.

We have been informed that the largest customer under our Master Services Agreement with AT&T plans to transfer such services to another vendor, which could materially reduce our revenues.

Our success in mobile messaging has been highly dependent upon maintaining successful relationships with AT&T and one of its customers, pursuant to our Master Services Agreement with AT&T. A significant portion of our revenue has always been derived from a single AT&T customer, and currently, nearly all of our wireless applications revenues are paid to us through AT&T. We have been informed that this customer plans to transfer such services to another vendor, which could materially reduce our revenues.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

Of our revenue earned during the six months ended June 30, 2016, approximately 17% was generated from contracts with six customers covered under our Master Services Agreement with AT&T (the largest of which, as discussed above, plans to transfer such services to another vendor) and approximately 15% was generated from contracts with an advertising agency. Of our revenue earned during the year ended September 30, 2015, approximately 44% was generated from contracts with six customers covered under our Master Services Agreement with AT&T. Of our revenue earned during the year ended September 30, 2014, approximately 82% was generated from contracts with eight customers covered under our Master Services Agreement with AT&T. If any of these major customers were to terminate their business relationships with us, our future revenue and operating profits may be materially harmed.

We may not be able to manage our growth effectively.

Our strategy envisions growing our business. There can be no assurance that such growth will occur, either to the extent our strategy envisions, or at all. Even if we do experience growth, if we fail to manage our growth effectively, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

●	meet our capital needs;

●	implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	identify, hire, train, motivate and retain qualified managers and employees;

●	develop the management skills of our managers and supervisors; or

●	evolve a corporate culture that is conducive to success.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. We may, in the future, determine that we have material weaknesses or significant deficiencies in our internal controls, which will require us to remediate such weaknesses or deficiencies. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our stock.

Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures. Until fiscal year 2012 we did not have an Audit Committee, Compensation Committee or Governance and Nominating Committee composed of independent directors. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties which could lead to a decrease in the market price of our stock.

We are dependent upon key personnel whose loss may adversely impact our business.

Our success depends in large part on the continued service of our management and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. If one or more of our key employees leaves the Company, we will have to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition from other technology companies for skilled employees is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of services of key personnel could negatively affect our business, financial condition and results of operations.

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

We acquired DoubleVision in July 2014 and completed our acquisition of the assets of Hipcricket in July 2015. Our growth strategy is dependent on the success of these acquisitions and in the future we may acquire additional companies, products or technologies or enter into joint ventures or other strategic initiatives. We may not realize the anticipated benefits of these acquisitions or any other future acquisition, and any acquisition has numerous risks. These risks include the following:

●	difficulty in assimilating the operations and personnel of the acquired company;

●	difficulty in effectively integrating the acquired technologies or products with our current technologies;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges due to integration issues;

●	difficulty integrating the acquired company’s accounting, management information and other administrative systems;

●	inability to retain key technical and managerial personnel of the acquired business;

●	inability to retain key customers, vendors and other business partners of the acquired business;

●	inability to achieve the financial and strategic goals for the acquired and combined businesses;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

●	potential failure of the due diligence processes to identify significant issues with product quality, intellectual property infringement and other legal and financial liabilities, among other things; and

●	potential inability to assert that internal controls over financial reporting are effective.

Mergers and acquisitions of companies are inherently risky and, if we do not complete the integration of acquired businesses successfully and in a timely manner, we may not realize the anticipated benefits of the acquisitions to the extent anticipated, which could adversely affect our business, financial condition or results of operations.

We are subject to competition and, if technological conditions change, our competitors may be better able to react than we are.

We have many actual and potential competitors, many of whom may have more financial resources, personnel, intellectual property, development and/or reputational resources than we do. If we and our business do not grow larger, we will not be able to enjoy the brand power and economies of scale that many of our competitors enjoy. In addition, it is likely that our industry will be subject to rapid and profound technological changes. Our competitors may have more ability to react to such changes than we do which could harm our business, operating results and financial condition.

We must develop and introduce enhancements and new features and functionality that achieve market acceptance or that keep pace with technological developments to remain competitive in our evolving industry.

We operate in a dynamic market characterized by rapidly changing technologies and industry and legal standards. The introduction of new advertising solutions by our competitors, the market acceptance of solutions based on new or alternative technologies, or the emergence of new advertising industry standards could render our platform obsolete. Our ability to compete successfully, attract new customers and increase revenue from existing customers depends in large part on our ability to enhance and improve our existing platform and to continually introduce or acquire new technologies and features and functionality demanded by the market we serve. The success of any enhancement or new solution depends on many factors, including timely completion, adequate quality testing, appropriate introduction and market acceptance. Any new solution, product or feature that we develop or acquire may not be introduced in a timely or cost-effective manner, may contain defects or may not achieve the broad market acceptance necessary to generate significant revenue. If we are unable to anticipate or timely and successfully develop or acquire new offerings or features or enhance our existing platform to meet evolving customer requirements, our business and operating results will be adversely affected.

Further, the planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

We may not be able to adequately safeguard our intellectual property rights from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

We rely on a combination of patents, trade secrets, copyrights, trademarks, and other intellectual property laws, nondisclosure agreements and other arrangements with employees, actual and prospective customers and actual or prospective capital providers and their agents and advisors, and other protective measures to preserve our proprietary rights. These measures afford only limited protection and may not preclude competitors from developing products or services similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we implement protective measures and intend to defend our proprietary rights, our efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights can involve complex factual and legal questions and can be expensive, would require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe upon their intellectual property rights. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial judgments, and could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief which could effectively block our use of allegedly infringing intellectual property. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms and conditions, if at all.

We may be unable to comply with the liquidity covenant in the Fortress Agreement.

On October 3, 2014 we entered into a Revenue Sharing and Note Purchase Agreement (the “Fortress Agreement”) by and among the Company, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co. LLC, and CF DB EZ LLC (the “Revenue Participant”). Pursuant to the Fortress Agreement, among other things, we sold to the Revenue Participant the right to receive a portion of any revenue received from the monetization of our patents, in an aggregate amount of up to $5,000,000 (if the Notes are paid in full prior to March 31, 2018) or $7,500,000 (if the Notes are not paid in full prior to March 31, 2018), subject to the terms of the Fortress Agreement. Under the Fortress Agreement, we are required to maintain at least $1,000,000 in unrestricted cash and cash equivalents. Any failure to comply with this covenant may be deemed an event of default under the Fortress Agreement, which may result in the purchasers declaring all outstanding amounts due under the senior secured notes (the “Notes”) issued thereunder, to be immediately due and payable. Such an event may have a material adverse effect on our financial condition.

The Fortress Agreement restricts our ability to monetize our patents.

Under the Fortress Agreement, we may not dispose of any of our patents, without the written consent of the Revenue Participant and, if any of the Notes sold under the Fortress Agreement are outstanding, the purchasers of such Notes that hold more than 50% of the aggregate outstanding Notes. As a result, we may be unable to take advantage of opportunities to monetize our patents that we consider potentially profitable. This restriction may have a material adverse effect on our business.

We may not be able to effectively protect or monetize our patents.

We have 29 patents which were issued from May 1998 to May 2016 related to mobile search, commerce, advertising and streaming media. To monetize some or all of our patents through sales would require access to potential buyers, which may be difficult for a smaller company such as us to obtain, and would also require completion of a buyer’s due diligence investigation into the strength of our patents, demonstration to the buyer that owning such patents would have defensive or offensive value, and negotiation of the price and other terms of transaction documents.

To monetize some or all of the patents by licensing would require similar steps. In addition, we may not be able to monetize our patents as against companies who use our patented inventions unless they respect our ability to enforce our patents against them if they were not to agree to licenses.

To prosecute patent infringement actions may require us to incur substantial legal fees and costs. The outcome of litigation is never certain, and the amount of damages that might be awarded to us under any judgment is also uncertain. Even if a judgment is obtained it would be subject to appeal and to the uncertainties of collection. In addition, companies whose actual or planned activities are blocked by our patents could attempt to develop technological work-arounds in order to avoid compensating us.

There can be no assurance that we will be able to effectively protect or monetize our patents, or that we will be able to obtain a return equal to the fair intrinsic value of the patents. Any effort to obtain monetization could entail significant expenses and also opportunity costs.

An adverse trend in sales during the holiday season could affect our financial results.

Historically, a high percentage of our annual sales have been attributable to the winter holiday selling season. In contrast, a substantial portion of our expenses are personnel related and include salaries, stock-based compensation, and benefits, which are not seasonal in nature. Accordingly, in the event of revenue shortfalls, we are generally unable to mitigate the negative impact on our results from operations in the short term.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

Risk Relating to our Industry

Demand for the services we provide is not yet well established.

Brand owners who are potential users of the services we provide must weigh their decisions in light of limited budgets for marketing and notification, the inertia of dealing with well-established providers of traditional modalities for marketing and notification, lack of experience with services such as ours and the perception (whether or not well founded) of technological risk and not-fully-demonstrated cost-effectiveness of our services. There are indications that the market among major brand owners for services such as ours is in an early stage of development.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Any failure of, or technical problem with, carriers’ or third parties’ billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fail or if there is an interruption in the supply of power, an earthquake, superstorm, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.

Material defects or errors in our platform could result in customer dissatisfaction and harm our reputation, result in significant costs to us and impair our ability to sell our platform.

The software applications underlying our platform are inherently complex and may contain material defects or errors, which may cause disruptions in availability, misallocation of advertising spend or other performance problems. Any such errors, defects, disruptions in service or other performance problems with our platform could negatively impact our business and our customers’ businesses or the success of their advertising campaigns and cause customer dissatisfaction and harm to our reputation. If we have any errors, defects, disruptions in service or other performance problems with our platform, customers may reduce their usage or delay or withhold payment to us, which could result in an increase in our provision for doubtful accounts or lengthen our collection cycles for accounts receivable. Such performance problems could also result in customers making warranty or other claims against us, our giving credits to our customers toward future advertising spend or costly litigation. As a result, material defects or errors in our platform could have a material adverse impact on our business and financial performance.

Our business model depends upon our ability to continue to access advertising inventory that we do not own.

Our platform depends on access to advertising inventory controlled by publishers and various other providers, such as public ad exchanges, supply-side platforms, private marketplaces, ad networks and direct premium publishers. In particular, we rely on continued access to premium ad inventory in high-quality and brand-safe environments, viewable to consumers across multiple screens. We do not own the inventory of advertising opportunities upon which our business depends and, therefore, we might not always have access to inventory of sufficient quality or volume to meet the needs of our customers’ campaigns. As a result, we may have limited visibility to our future access to inventory, especially premium ad inventory and inventory in international markets. Companies such as ad networks make media buying commitments to publishers, and may compete with us and restrict our access to media inventory of those publishers. Companies such as ad exchanges charge both publishers and advertisers fees and may be able to charge advertisers lower fees than us. In addition, many publishers sell a portion of their advertising inventory directly to advertisers, and publishers may seek to do so increasingly in the future. If that were to occur, we may have fewer opportunities to provide our customers access to inventory, which would harm our ability to grow our business and our financial condition and operating results would be adversely affected.

Furthermore, as the number of competing intermediaries that purchase advertising inventory from real-time bidding technologies, or RTB exchanges and that utilize advertising solutions providers continues to increase, intermediaries or their bidding processes may favor other bidders and we may not be able to compete successfully for advertising inventory available on RTB exchanges. Even if our bids are successful, the inventory may be of low quality or misrepresented to us, despite our attempts to prevent fraud and conduct quality assurance checks on inventory and we could be subject to liability and our business could be harmed.

If we fail to detect fraudulent or unacceptable ad placements, or if we serve advertisements on websites with inappropriate content, our reputation will be damaged, advertisers may reduce the use of or stop using our platform, and we may incur liabilities.

Our business depends in part on providing our advertisers with services that are trusted and safe for their brands and that provide the anticipated value. We frequently have contractual commitments to take reasonable measures to prevent advertisements from appearing on websites with inappropriate content or on certain websites that our advertisers may identify. Our advertisers also expect that ad placements will not be misrepresented, such as auto-play in banner placements marketed as pre-roll inventory, and that ad impressions represent the legitimate activity of human internet users. We use proprietary technologies in our efforts to detect and block inventory on websites with inappropriate content, misrepresented ad placements and fraudulent bot generated impressions. However, technologies utilized by bad actors are constantly evolving and preventing and combating fraud and inappropriate content, which is an industry-wide issue requires constant vigilance and investment of time and resources. There has recently been a significant amount of negative publicity about bot generated impressions within our industry, so our ability to combat bot generated impressions has become increasingly important. We may not always be successful in our efforts to prevent and combat fraud and inappropriate content. We may serve advertisements on inventory that is objectionable to our advertisers, and our software may also inadvertently purchase inventory on behalf of our advertisers that proves to be unacceptable for advertising campaigns, such as fraudulent bot generated impressions. In addition, negative publicity around fraudulent digital advertising placements may adversely impact the perceptions of advertisers regarding programmatic purchasing of digital advertising. As a result, we may lose the trust of our advertisers, which would harm our brand and reputation, our advertisers may reduce the use of or stop using our platform, we may be exposed to liabilities or the need to provide credits or refunds, and our business and financial performance may be harmed.

If our information systems are disrupted or unauthorized access to customer data or our data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, our reputation could be harmed and we may incur significant liabilities.

We collect, store and transmit information of, or on behalf of, our advertisers. Security breaches could result in the loss of information or financial assets, litigation, indemnity obligations and other liability. While we have security measures in place, our information systems and networks and those of third parties that we use in our operations are vulnerable to cybersecurity risk and ongoing threats. Our security measures may be breached as a result of third-party action, including cyber-attacks such as viruses, hacking, phishing attacks or other intentional misconduct by computer hackers, employee error, malfeasance or otherwise. This could result in one or more third parties obtaining unauthorized access to our customers’ data, our data, including intellectual property and other confidential business information, or our financial assets. Such attacks may also cause interruptions to the services we provide and cause customers to lose confidence in our platform.  Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. To date, unauthorized users have not had a material impact on our systems; however, there can be no assurance that such attacks may not be successful in the future.

Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers’ data or our data, including intellectual property and other confidential business information or our financial assets. Although we have developed systems and processes that are designed to protect our data and customer data and to prevent other security breaches, we cannot assure you that such measures will provide absolute security, If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose potential sales and existing customers or we could be subject to liability.

In addition we utilize third-party cloud computing services in connection with our operations. Problems faced by us or our third-party hosting/cloud computing providers, including technological or business-related disruptions, as well as cybersecurity threats, could adversely impact our business and results of operations, our ability to accurately report our financial results, as well as the experience of our customers. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time consuming and costly to qualify and implement these relationships. Therefore, our ability to manage our business would suffer if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality control problems in their operations, or we have to change or add systems and services. We may not be able to control the quality of the systems and services we receive from third-party service providers, which could impair our ability to maintain proper controls over financial reporting and complete timely and accurate financial reporting, and may impact our business, results of operation and financial condition.

Legislation and regulation of online businesses, including privacy and data protection regimes, is expansive, not clearly defined and rapidly evolving. Such regulation could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our technology platform or business model.

Government regulation may increase the costs of doing business online. Federal, state, municipal and foreign governments and agencies (although we do not currently have operations outside of the U.S. and Canada, in the future, some of our activities may also be subject to the laws of other foreign jurisdictions) have adopted and could in the future adopt, modify, apply or enforce laws, policies, and regulations covering user privacy, data security, technologies that are used to collect, store and/or process data, advertising online, the use of data to inform advertising, the taxation of products and services, unfair and deceptive practices, and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual Internet users. Although we have not collected data that is traditionally considered personal data, such as name, email address, address, phone numbers, social security numbers, credit card numbers, financial data or health data, we typically do collect and store IP addresses and other device identifiers, which are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation. In addition, certain U.S. laws impose requirements on the collection and use of information from or about users or their devices. For instance, the Children’s Online Privacy Protection Act, or COPPA, imposes requirements on website operators and online services that are aimed at children under the age of 13 years of age. COPPA requires notice and parental consent to include persistent identifiers for behavioral advertising and other tracking across websites. Other existing laws may in the future be revised, or new laws may be passed, to impose more stringent requirements on the use of identifiers to collect user information, including information of the type that we collect. Changes in regulations could affect the type of data that we may collect, restrict our ability to use identifiers to collect information, and, thus, affect our ability to collect data, the costs of doing business online, and affect the demand for our platform, the ability to expand or operate our business, and harm our business.

U.S. and non-U.S. regulators also may implement “Do-Not-Track” legislation, particularly if the industry does not implement a standard (discussed above). The California Online Privacy Protection Act of 2003 requires operators of commercial websites and online service providers, under certain circumstances, to disclose in their privacy policies how such operators and providers respond to browser “do not track” signals.

In addition, we may inadvertently receive personal information from advertisers or advertising agencies or through the process of executing video advertising campaigns or usage of our platform. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our operations, financial performance and business. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.

In addition, data security is of increasing concern to U.S., state and foreign regulators, and, as a result, the legal standards for data security and the consequences for violating those standards continue to evolve and the threat posed by cyber-attacks and data breaches continues to grow. While we take measures to protect the security of information that we collect, use, and disclose in the operation of our business, and to offer certain privacy protections with respect to such information, such measures may not always be effective.

Risks Relating to our Common Stock and this Offering

Management will have broad discretion in determining how to use the proceeds of this offering.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently intend to use the net proceeds from this offering for repayment of approximately $4.4 million in debt incurred under the Fortress Agreement, and for general corporate purposes, including expanding our products and investments in our infrastructure, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have an adverse effect on the market price of our common stock.

Sales of common stock by a significant stockholder may depress the price of our common stock.

As of September 14, 2016, a single significant stockholder owns 2,000,592 shares of our common stock. This shareholder is subject to a lock-up agreement with respect to these shares that is effective until 90 days from the pricing date of this offering (see “Underwriting—Lock-Up Agreements”). Sales of shares by this stockholder, subsequent to the expiration of this lock-up agreement, may depress the price of our common stock.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price per share in this offering is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase shares in this offering, you will incur immediate substantial dilution of approximately $       per share, representing the difference between the public offering price per share and our net tangible book value per share of $(0.20) as of June 30, 2016. Furthermore, if outstanding options are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices. Moreover, modest volume can increase stock price volatility.

Because there is a limited trading in our common stock, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused trading a relatively small number of shares.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on the market price of our common stock.

Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. If our common stock is covered by securities analysts and our stock is downgraded, our stock price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we can lose visibility in the financial markets, which can cause our stock price or trading volume to decline.

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock has been and is likely to be volatile and could fluctuate in response to factors such as:

●	actual or anticipated monetization of our patents;

●	actual or anticipated variations in our operating results (including whether we have achieved our key business targets and/or earnings estimates) and prospects;

●	announcements of technological innovations or new services by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, business successes, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

●	general market conditions and broader political and economic conditions; and

●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. The market price of our common stock at any particular time may not remain the market price in the future. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against that company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. We expect to use future earnings, if any, as well as any capital that may be raised in the future, to fund business growth. Consequently, a stockholder’s only opportunity to achieve a return on investment would be for the price of our common stock to appreciate. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of September 14, 2016, there were 17,377,520 shares of our common stock and options to issue 60,048 shares of our common stock issued and outstanding.

The holders of such options can be expected to exercise them at a time when our common stock is trading at a price higher than the exercise price of these outstanding options. If these options to purchase our common stock are exercised, or other equity interests are granted under our 2008, 2009 or 2010 stock plans, or under other plans or agreements adopted in the future, such equity interests will have a dilutive effect on your ownership of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares. The future issuance of any such securities may create downward pressure on, or dampen any upward trend in, the trading price of our common stock.

Our certificate of incorporation, bylaws and Delaware law contain provisions that could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Anti-takeover provisions of our certificate of incorporation, bylaws and Delaware law may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and/or effect changes in control. The provisions of our charter documents include:

●	the inability of stockholders to call special meetings of stockholders;

●	the ability of our Board of Directors to amend our bylaws without stockholder approval; and

●	the ability of our Board of Directors to issue up to 5,000,000 shares of preferred stock without stockholder approval upon the terms and conditions and with the rights, privileges and preferences as our Board of Directors may determine.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $        million.

We currently intend to use the net proceeds from this offering for repayment of approximately $4.4 million in debt incurred under the Fortress Agreement, and for general corporate purposes, including expanding our products and investments in our infrastructure, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. The debt we intend to repay has an annual interest rate of LIBOR plus 9%, and matures March 31, 2018.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2016:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of the shares of common stock offered by us in this offering after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and related notes filed in our annual, quarterly and current reports filed with the SEC.

	As of June 30, 2016
	Actual	Pro forma

Cash and cash equivalents	$1,682,785	$

Total liabilities	16,589,040		16,489,040
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none outstanding	0		0
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 17,357,520 shares issued and outstanding, actual ; ________ shares issued and outstanding, pro forma	17,356
Additional paid-in capital	145,665,480
Accumulated deficit	(139,820,266)		(139,820,266)
Total stockholders’ equity	5,862,570

DILUTION

If you invest in our shares of common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2016 was approximately $(3,491,677) or $(0.20) per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of June 30, 2016. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of           shares in this offering at a public offering price of $            per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2016 would have been approximately $        million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to existing stockholders and immediate dilution in net tangible book value of $      per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share	$
Net tangible book value per share as of June 30, 2016		$(0.20)
Increase per share attributable to this offering	$

Pro forma net tangible book value per share after this offering	$
Dilution per share to new investors participating in this offering	$

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering.

The table above is based on 17,357,520 shares of common stock outstanding as of June 30, 2016 and excludes, as of that date, 1,931,961 shares of our common stock issuable upon exercise of stock options at a weighted average exercise price of $4.10 per share.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below. Cowen and Company, LLC is the representative of the underwriters.

Underwriter	Number of Shares
Cowen and Company, LLC
Craig-Hallum Capital Group LLC
Maxim Group LLC
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Certain of our directors have indicated an interest in purchasing in the aggregate up to $300,000 of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, these directors may determine to purchase fewer shares than they indicated an interest in purchasing or not to purchase any shares in this offering.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option to Purchase Additional Shares. The Company has granted to the underwriters an option to purchase up to          additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from the Company in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $315,000 and are payable by us. In addition, we have agreed to reimburse Cowen for fees and disbursements related to its legal counsel and for certain other expenses, including FINRA-related expenses.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

If during the nine month period following this offering, we propose to effect any restructuring transaction (through a recapitalization, extraordinary dividend, stock repurchase, spin-off, joint venture or otherwise), any bank financing, any public offering, any Rule 144A offering or any private placement of securities, but excluding any transaction with Fortress or any of its affiliates, we shall offer to engage Cowen and Company, LLC (or, at the discretion of Cowen and Company, LLC, any of its affiliates) as our exclusive financial advisor, lead lender or arranger, bookrunning lead left managing underwriter, bookrunning lead-left initial purchaser, or exclusive placement agent, as the case may be, in connection with such transaction(s) on terms and conditions customary to Cowen and Company, LLC for similar transactions; provided, however, that Cowen and Company, LLC may decline in writing such engagement in its sole and absolute discretion at such time. The duration of the right of first refusal that we have granted to Cowen and Company, LLC is in compliance with FINRA Rule 5110(f)(2)(E)(i) in that it does not have a duration of more than three years from the date of effectiveness of the registration statement of which this prospectus forms a part or the commencement of sales of units.

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $ per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

●	Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ‘‘lock-up’’ agreements, we and our executive officers, directors and certain other stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit parties to the ‘‘lock-up’’ agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, and (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

Cowen and Company, LLC, in its sole discretion, may release our common stock and other securities subject to the “lock-up” agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, Cowen and Company, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request. In the event of such a release or waiver for one of our directors or officers, Cowen and Company, LLC shall provide us with notice of the impending release or waiver at least three business days before the effective date of such release or waiver and we will announce the impending release or waiver by issuing a press release at least two business days before the effective date of the release or waiver.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. Each of the underwriters has represented and agreed that:

●	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

●	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

●	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

●	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Proskauer Rose LLP, New York, New York, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended September 30, 2015 and 2014, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K/A for the year ended September 30, 2015, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. The consolidated balance sheet of SITO Mobile, Ltd. as of December 31, 2015, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three-month period ended December 31, 2015 appearing in SITO Mobile, Ltd.’s Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.sitomobile.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015 filed with the SEC on July 1, 2016;

●	our Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 filed with the SEC on June 17, 2016;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

●	our Current Reports on Form 8-K filed with the SEC on December 3, 2015, January 8, 2016, February 24, 2016, March 3, 2016, May 11, 2016, May 31, 2016, and September 15, 2016;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

PROSPECTUS

$50,000,000

SITO Mobile, Ltd.

Common Stock

Preferred Stock

Warrants

Units

Warrants

1,000,000 Shares of Common Stock Offered by the Selling Stockholder

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

In addition, the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, may offer and sell up to 1,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling stockholder may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. See “Selling Stockholder” and “Plan of Distribution.”

The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO.” On August 18, 2016, the last reported sales price for our common stock was $5.20 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $80,181,014 based on 17,377,520 shares of common stock outstanding, of which 14,848,336 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $5.40 per share on August 16, 2016.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

This prospectus is dated August 29, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50,000,000.

In addition, under this shelf registration process, the selling stockholder may offer and sell, from time to time, up to 1,000,000 shares of our common stock. We will not receive any proceeds from sales of our common stock by the selling stockholder. For further information about the selling stockholder, see “Selling Stockholder.”

This prospectus provides you with a general description of the securities we or the selling stockholder may offer hereunder. Each time we or the selling stockholder sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The terms “SITO Mobile,” the “Company,” “we,” “our” or “us” in this prospectus refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	the effects of competition.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” in the reports we file with the Securities and Exchange Commission. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents and information incorporated by reference in this prospectus, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT SITO MOBILE

We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.

The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on SITO’s mobile engagement platform and data driven solutions that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings and launches enhancements to location-based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.

Our offerings now include:

SITO Location Based Advertising – Deliver display advertisements and videos (rich media) on behalf of advertisers, including the following features:

●	Geo-fencing – Targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to

●	mobile applications.

●	Verified Walk-in – Tracks foot-traffic to locations and which ads drove action.

●	Real-time Verified Walk-In (VWI), a proprietary technology that enhances how brands measure and optimize mobile advertising campaigns by reporting attribution and performance measurements to clients in real-time to help marketers make informed campaign decisions and appropriate adjustments to optimize campaign performance mid-campaign.

●	Behavioral Targeting – Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.

●	Analytics and Optimization – Culling and building measurement system used to track metrics such as user demographics, psychographics, Cost Per Thousand Ad Impressions Served (“CPM”), click-throughs and time of engagement.

SITO Mobile Messaging – Platform for building and controlling tailored programs including messaging, customer incentive programs, etc.

●	Creates a direct channel to customers;

●	Builds customer loyalty;

●	Drives consumer interaction to increase sales; and

●	Everywhere – a portal/platform where customers can manage their own campaigns and can tailor to regions and products.

We reported net losses of $445,441 and $1,375,871 for the six months ended June 30, 2016 and June 30, 2015, respectively. We reported net losses of $4,528,193 and $4,510,514 for the years ended September 30, 2015 and September 30, 2014, respectively. We have an accumulated deficit of $139,820,266 as of June 30, 2016.

Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale of up to 1,000,000 shares of our common stock by the selling stockholder named below, from time to time, in one or more offerings. The selling stockholder is the former spouse of one of the founders of the Company and acquired such shares in April 2010 from the founder in a private transaction between the two individuals.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. As of August 18, 2016, there were 17,377,520 shares of our common stock outstanding.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned before Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Nicole Braun	1,971,816	1,000,000	971,816	5.6%

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Plan of Distribution—Selling Stockholder

In connection with the selling stockholder:

We are registering the shares of common stock on behalf of the selling stockholder. Sales of shares may be made by the selling stockholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the NASDAQ Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

●	put or call option transactions relating to the shares.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder has advised us that she has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of such selling stockholder and of the participating broker-dealer(s);

●	the number of shares involved;

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended September 30, 2015 and 2014, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K/A for the year ended September 30, 2015, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. The consolidated balance sheet of SITO Mobile, Ltd. as of December 31, 2015, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three month period ended December 31, 2015 appearing in SITO Mobile, Ltd.’s Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015 filed with the SEC on July 1, 2016;

●	our Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 filed with the SEC on June 17, 2016;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

●	our Current Reports on Form 8-K filed with the SEC on December 3, 2015, January 8, 2016, February 24, 2016, March 3, 2016, May 11, 2016, and May 31, 2016;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2016;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cowen and Company

Co-Managers

Craig-Hallum Capital Group        Maxim Group LLC

September    , 2016